SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2004

               SKYLYNX COMMUNICATIONS, INC.,
(Exact name of registrant as specified in its charter)

Delaware	0-27635	37-1465836
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

500 John Ringling Boulevard, Sarasota, Florida 34242
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (941) 388-2882

________________________________________________
(Former name or former address, if changed since last report)

ITEM 5.       OTHER EVENTS AND REQUIRED FD DISCLOSURE

The following is a summary of the business and strategic activities of the Company and an update of its plan of operations. This summary should be read in conjunction with the Company's other reports and information as filed with the Securities and Exchange Commission and related financial statements.

SkyLynx Communications, Inc. is in the process of executing its business plan to develop and deploy a proprietary digital data network using low frequency VHF bands, generally aimed at the emergency vehicle and highly secure marketplaces. Our initial contract calls for an operational network in the Denver, Colorado area. As part of our strategic plan we are attempting to brand our proprietary network, radios and Internet enabled display under the following names for which we have applied for federal trademark registration:

*	Flexnet Network - proprietary wireless protocols coupled with a standard data packet network.
*	WAYradios - proven commercially available data modems with specifically engineered components to enhance capabilities.
*	LynxTrax - with an Internet browser clients can view the location of their vehicles in real time.

Initially SkyLynx is concentrating on deploying its network with customers that have the need to track their vehicles, and may also desire data interchange between the vehicles and other fixed sites, such as hospitals and law enforcement sites. Future uses of the network include:

*	Location Based Services- The delivery of mobile information relevant to the vehicle users (e.g. GM's OnStar Systems provides roadside services in case of accidents and other incidental needs)
*	Telematics- The use of wireless data transmission to monitor vehicles and equipment such as remote engine diagnostics
*

Telemetry- Sometimes referred to as Machine-to-Machine (M2M) this involves the transfer of data between two fixed positioned machines (e.g. a utility reading a residential meter or measuring inventory at a remote vending machine by the user)

*	Supervisory Control & Data Acquisition (SCADA)- The monitoring and actual remote control of equipment operations (e.g. opening and closing valves)

Through our software and systems development center, located in Seattle Washington and in concert with our wireless internet service provider service located in Fresno, California, we have been developing products aimed at transforming the company into a specialized provider of wireless data communications solutions. To achieve our goal, we are in the process of acquiring and developing the necessary assets and technology to build a state-of-the-art, highly reliable and highly available solution.

With our SkyLynx Flexnet Network, customers can track, monitor and transmit data to and from vehicles in the field. The initial connection to the communication hub (usually a private, telecom data network) can be via either landlines, or the Internet. From there, landlines provide connectivity to the base stations, which in turn communicate with the vehicles by wireless transmission. While the vehicle location data is restricted to the encrypted Flexnet network, the mobile units may download large files when they are within range of a local high-speed access points (hot spots) such as hospitals or truck stops. This capability is fully integrated into the Flexnet network.

Back-up NOC	>					Mobile Units Ambulances Fire Trucks Policed Patrol Cars Long-haul Trucks Delivery Trucks Hazmats Trucks
NOC Data Routing Network Management Customer Billing	> > > > > > > >	Private/Telcom Wired Data Network Or Internet Connection	> > > > >	Base Station Connections (Wired)	(Wireless Connection)
Customer Office
Customer Dispatch Center	> > >					Hot Spot With High Speed Access

The vehicle tracking market is highly fragmented, with an estimated 150-200 suppliers today using a variety of terrestrial and satellite networks. We believe that we can offer an attractive opportunity to compete in this market by providing a unique, secure data communications using VHF frequencies that will cover large geographic regions without the interruption found in other common place approaches, such as cellular modems across consumer networks.

Additionally the Company seeks to establish itself as a provider of commercial wireless network access in developing countries. It has targeted Latin America as its first market for these services. Through its subsidiary, SkyLynx Communications de Costa Rica S.A., the company is deploying a wireless communication network that offer data transmission, access to the internet, voice transmission and the Company's proprietary digital data network while creating early stage marketing for the deployment of vehicle location service throughout Latin America.

1.     Near term benefits of using SkyLynx products and services

SkyLynx has developed a proprietary wireless data transmission service that is secured through the use of encryption, and is private and captive to the customer. We sell hardware and software components that are placed at a base station and a radio that is mounted in the customer's vehicles. The base stations are located at existing towers where we rent space on the tower from third parties to place our equipment.

The equipment located at the tower site generally consists of a computer, antenna, cable and radios that communicate with the equipment located in the vehicles. The mobile radios contain a VHF radio and GPS unit that we add for locating abilities and are commercially available off the shelf.

The Company's radio consists of a commercially manufactured radio with a proven data modem and a standard GPS module. SkyLynx then adds its uniquely designed components to enhance the overall capabilities of the radio to produce the radio that we have branded as the SkyLynx WAYradio.

The Flexnet Network is a packet network optimized for the needs of mobile users utilizing a proprietary over-the-air protocol enabling extended communications with their in-vehicle WAYradios. Incorporated encryption mechanisms provide for optimum, secure communications.

The business is unique because we are using a lower frequency that allows for long range data transmission for an average 60 mile radius or more, depending on the terrain, from each tower in most installations. It would take almost 120 cellular towers to provide the same geographic coverage. Additionally, it costs less than $15,000 for initial deployment of each base station providing SkyLynx with a very competitive price position. A key component is the Company's proprietary wireless network protocols that enable seamless communications hand-off between towers for continuous highly reliable encrypted data transmission.

Our terrain-friendly network is less susceptible to impediments such as hills, trees or buildings due to the frequency range in which our proprietary digital network operates. The radio frequencies employed in SkyLynx Flexnet bend around natural and man-made obstacles to effectively cover large geographic regions without interruption. Unlike competitive terrestrial networks from the cellular carriers, Flexnet is less vulnerable to impediments such as hills, trees, and buildings. Location and other reports can be sent as frequently as needed, even as often as every 10 seconds during critical periods. This compares with once-per-hour reporting standard from many providers whose services employ satellite.

SkyLynx Flexnet carries no voice or consumer traffic. It is a packet-data network optimized for commercial users who need to send and receive frequent, short messages. This ensures availability, and enables the delivery of timely reports. The network is engineered to support specific market requirements for data transmission. To meet the demands for a broader geographic footprint, the network does not support transmission of Internet surfing or large files such as video or voice traffic but is targeted specifically towards those portable markets where specific information needs to be sent and received with these mobile assets over an extended area.

Initially, the location of a vehicle and the status of that vehicle as indicated by the vehicle operator will be transmitted to the tower site and then to the customer's location. The customer may also send other critical data such as medical device readings, or confidential files, to and from the vehicles. For example, customers can track the status of a vehicle's systems that are monitored by its on-board computers remotely to help protect their vehicles from damage or abuse.

Continuous, near-instant, knowledge about the location and status of every vehicle in a customer's fleet enables faster response to critical situations and more efficient use of these assets. The Company's proprietary technology gives the benefit of large area coverage for secure date transmission that to satisfy the growing needs of commercial fleet communication, navigation, and asset management.

LynxTrax, a web-based vehicle location display, companies are able to view the location of their vehicles with the use of an Internet browser.

Our focus in Latin America is to create a two-phased approach leading to the introduction of our data communication network. Initially, we plan to build wireless broadband capabilities in Costa Rica which we feel offers the best overall opportunity to build and market our branding. The country is highly industrialized and the telecommunication network is fairly modern. Once a footprint has been successfully built, we will follow-on with our data network. We are confident that our current strategy will allow us to partner with large local providers to easy entry and facilitate growth.

In Costa Rica, we are using existing state-of-the-art equipment to provide a wireless backbone that will be deployed throughout the country. Customers can use this secure wireless backbone to transfer data from one location to another, to digitally transfer voice over the network, to link into the internet or implement the Company's proprietary digital data network for commercial fleet communication, navigation, and asset management.

SkyLynx has strategically positioned itself to provide broadband, last-mile solutions in countries where the current telecom infrastructure does not satisfy the needs of local citizens, the business community and government agencies. Services such as Point-to-Point and Multipoint data connections, high-speed Internet access, Mobile IP services, and Telephony services are in great demand in most of the Latin American countries

Currently, the sole Internet provider in Costa Rica is a government owned entity that has a monopoly to provide Internet service in Costa Rica. SkyLynx's customers in Costa Rica will purchase their Internet connection from this government owned entity and connect to the Internet in San Jose. SkyLynx will provide a wireless link to connect the customer's computer located in remote parts of Costa Rica that do not currently have direct access to the Internet with San Jose. These areas have projected waits to obtain direct Internet service of several years or longer.

2.       Status of initial deployment in Denver and Costa Rica

The Company is currently completing the development of its proprietary digital data network and WAYradio. SkyLynx will begin deployment of their network to provide coverage over an extended area of Colorado starting in Denver. The Company has a contract with a leading national provider of emergency and non-emergency medical transportation services. The ambulance company will be using the SkyLynx network for continuous vehicle location and mobile data communications to their vehicles over an area of approximately 5,000 square miles. Data received from the SkyLynx network is fully integrated into the client's Computer Aided Dispatch system. We anticipate implementing the initial installation during July and August of 2004.

In Costa Rica, we have divided the country into four geographic regions for implementation of the wireless network. The regions are the southern Pacific, the southern Atlantic, the northern Pacific and northern Atlantic. Each of these regions starts at San Jose which is the capital city of Costa Rica that is located near the center of the country. We have installed to first segment that connects San Jose with the southern Pacific region of the country. In May, we entered into our first contracts with customers and in June we have continued to sign up new customers. Cash flow from operations in Costa Rica will be used to expand the network into the remaining three segments of the country.

3.       Supplier relationships

SkyLynx's system uses components manufactured by third parties. SkyLynx purchases equipment from vendors located in the United States, Canada and Asia. The Company assembles the WAYradio and base stations from these components. . In the future, SkyLynx plans to outsource the assembly of the WAYradio. The Company utilizes licensed third party specialists to install the antennas and other equipment at the base station tower sites. The equipment used in the tower site as the base stations are also purchased from third party manufacturers.

The Company considers the equipment used in Costa Rica is the current state-of-the-art equipment manufactured in the United States and Canada. The Company purchases the equipment from the manufacturers and distributors of the equipment.

To date, the Company has not experienced problems in locating the equipment components required for its proprietary digital data network or wireless network in Costa Rica. The Company has negotiated trade payment terms with some of its vendors and intends to establish trade payments terms with all its vendors in the future. The ability to establish and maintain these relationships is dependant on obtaining additional capital.

4.       Distribution relationship

The Company's Chief Operating Officer (COO) is currently leading all marketing efforts in the United States. The COO has over 23 years experience in the development and marketing of secure data networks to ambulance companies and commercial fleet operators. After the completion of the initial installation, the Company intends to continue to directly market its system to potential customers and enter into dealer agreements with companies that supply and/or install mobile communication equipment.

A Costa Rican based company that is a minority shareholder of SkyLynx Communications de Costa Rica, S.A., is responsible for all marketing and operations activities for the Costa Rica operation. The Company oversees all marketing and operations activities in Costa Rica, but does not directly employ any Costa Rican citizens.

5.       Competitors

The Company's primary competitors will be within the cellular and satellite industries. Whereas both technologies have their respective strengths, they each also possess distinct disadvantages that can be exploited.

Cellular Technology

The industry movement towards 3G technology (the next generation of cellular technology) in the cellular market provides a greater bandwidth for data transmission. The typical cell tower has a radius range of 3-5 miles (heavier traffic on a cell site tends to cause what is called cell breathing which will reduce the area served by that location). The inherent nature of the technology requires many expensive cell towers to service a small area. Due to their operating frequency and the cost to upgrade their networks, this serves to play to SkyLynx strengths for vehicle tracking and the need for more remote communications. (The cost to deploy and service a cell network directs their service towards a more typical population centric deployment versus geographic centric.) Furthermore the proliferation of 802.11 hotspots (wireless networks designed for localized service such as a building or the immediate vicinity) in the metro areas and at remote locations such as truck stops will serve to negate or minimize this advantage. Operating at a lower frequency extends the range served by any of the Company's base station sites up to a 60-mile radius. Vehicle tracking and data transmissions can still be effectuated even though there is a greater distance involved due to the ability of the Company's radio to use a lower frequency.

Satellite Technology

Satellites provide for a wide area of communications. Whereas they were initially designed with voice communications in mind, they can support an acceptable data transmission speed. However, due to the nature of sending a signal from outer space to earth, they are very susceptible to impediments such as mountains, buildings and trees. All of which serve to limit their ability to meet a given application. Additionally, these products are high in price due to the major investment required to launch and maintain a satellite.

Below, we summarize some of the comparison between the SkyLynx network and other competitive networks:

	SkyLynx	Cellular	Satellite
Coverage	Broad Geographic Coverage	Population Centric Coverage	Broad Geographic Coverage
Bandwidth	Low bandwidth to achieve distance; high bandwidth at hotspots.	High bandwidth where available.	Good bandwidth with line of sight.
End Users	Regionally base station limitation will range from high hundreds to several thousand radios supported.	Regional cell sites will support thousands of users.	Depending on carrier and satellite, possible to support thousands of users.
Capacity	Increasing base station capacity is as simple as adding a radio.	Additional towers required for incremental increase in capacity.	Additional satellites required.
Target Markets	Target markets are commercial therefore network is engineered to support actual number of users.	Main market is general population. Network is engineered to support average number of users at peak time.	Target markets are commercial and are engineered to support average number of users at peak time.
Network	Dedicated network is designed to support more than actual users in the area.	Network is susceptible to traffic jam when over loaded such as during times of natural disaster or other large emergencies.	Transmissions are susceptible to atmospheric interference.
Pro's and Con's	Very terrain friendly, able to penetrate where other frequencies cannot.	Proliferation of web surfing and sending of pictures will use significant bandwidth that business markets may be relying on.	Requires line of sight (clear view) to transmit and receive.

The Company will need to obtain funding to complete the development of the WAYradios and deploy its Flexnet Network. Funding may be obtained through a combination the sale of additional common stock, preferred stock or other debt and equity instruments. The Company currently has no commitments for future funding. If the Company is successful in obtaining additional funds, it will likely result in dilution to the existing shareholders.

We developed a brochure that describes the Company's products that are under development. A copy of the brochure is attached as Exhibit 99.1. If you desire you may contact our main office for a hard copy of this, and other product information. Our main office is located at 500 John Ringling Blvd., Sarasota, FL 34236 and our phone number is (941) 388-2882.

Safe Harbor for Forward Looking Statements

The statements contained in this Current Report may include certain projections and forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements involve a number of risks and uncertainties. Such statements reflect the company's current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such expectations will be achieved and that actual results could differ materially from those described. Actual results of future operations of SkyLynx Communications, Inc. may differ materially from those indicated by these forward looking statements as a result of various important factors, including, but not limited to, those discussed in the Risk Factors sections of reports filed by the Company with the Securities and Exchange Commission.

ITEM 7:     FINANCIAL STATEMENTS AND EXHIBITS

(a)	Exhibit
Item	Title
99.1	SkyLynx Brochure

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SKYLYNX COMMUNICATIONS, INC.
Date: June 29, 2004	By: /s/ Gary L. Brown Gary L. Brown, President and Chief Executive Officer
Date: June 29, 2004	By: /s/ Daniel J. Sullivan Daniel J. Sullivan Chief Financial Officer